Exhibit 99

         Journal Communications Reports Third Quarter Results

    MILWAUKEE--(BUSINESS WIRE)--Oct. 18, 2005--Journal Communications (NYSE:JRN) today announced that for its third quarter ended September 25, 2005, basic and diluted earnings per share from continuing operations were both $0.19. This compares to basic and diluted earnings per share from continuing operations of $0.25 and $0.24, respectively, for the third quarter 2004. Net earnings decreased 27.2% to $14.0 million, including $0.9 million in costs from storm damage and business interruption caused by Hurricane Katrina, compared to net earnings of $19.2 million. Earnings from continuing operations were $14.0 million compared to $18.5 million, a decrease of 24.2%.
    Note that unless otherwise indicated, all comparisons are to the third quarter ended September 26, 2004. Both quarters contained 91 days.
    "Continued weakness in advertising, especially in television, and the anticipated reduction in earnings at the telecommunications business caused a challenging third quarter for Journal Communications. Our comparables were formidable because third quarter 2004 political, issue and Olympic revenues were very strong," said Steven J. Smith, chairman and chief executive officer. "We also faced an unusual loss of business at our Louisiana-based publishing and printing operations due to Hurricane Katrina in late August, which negatively impacted our revenue and operating earnings at the community publishing business. Our daily newspaper finished the quarter with an upswing in earnings as it continues to improve margins and the printing business experienced an operating earnings turnaround of about $1.3 million for the quarter as it continues the successful return to its core business."

    Consolidated

    Revenue from continuing operations decreased 2.5% to $184.6 million compared to revenue of $189.4 million. Operating earnings from continuing operations decreased 22.6% to $24.2 million, including $1.6 million in costs from storm damage and business interruption caused by Hurricane Katrina, compared to $31.3 million. Operating earnings margin was 13.1% compared to 16.5%. EBITDA (net earnings excluding the gain from discontinued operations, total other expense, provision for income taxes, depreciation and amortization) of $35.0 million decreased 16.3% compared to $41.8 million. Year-to-date operating cash flow (cash provided by operating activities) decreased to $86.9 million compared to $96.0 million.

    Hurricane Katrina

    The Company's Journal Community Publishing Group's (JCPG) Louisiana-based businesses were impacted by Hurricane Katrina. Due to the storm, the Company recorded pre-tax costs of $1.6 million in the third quarter, reflecting reserves for uncollectible receivables, operating losses and building damages. Because the Dixie Web Printing facility in New Orleans had been experiencing persistent weakness in its business prior to the impacts of the hurricane and its customers were widely dispersed after the storm, the Company decided to close this facility. The Company estimates it will take an additional pre-tax charge for shut-down-related costs of between $2.9 million - $3.4 million, including a $1.8 million non-cash charge from the write off of goodwill. It is expected that most of the shut-down-related costs will be recorded in the fourth quarter 2005.

    Publishing

    Publishing revenue of $81.9 million was essentially flat compared to $81.5 million. Operating earnings from publishing decreased 5.3% to $10.4 million compared to $11.0 million, reflecting pre-tax hurricane-related costs of $1.6 million at JCPG's Louisiana-based businesses.

    Broadcasting

    Broadcasting revenue decreased 7.8% to $40.5 million compared to $44.0 million. Broadcasting operating earnings decreased 39.0% to $7.2 million compared to $11.8 million. The decrease was caused by challenging comparatives for the 2004 Summer Olympics, political and issue advertising primarily for television and continued overall softness in advertising, particularly at our NBC television stations.
    Revenue from radio stations of $22.0 million was up 0.8% compared to $21.8 million. Operating earnings from radio stations increased 4.9% to $6.2 million compared to $5.9 million.
    Revenue from television stations decreased 16.3% to $18.5 million compared to $22.2 million. In the third quarter 2005, political and issue advertising revenue for television declined $3.2 million. In the third quarter 2004, Olympics revenue totaled $2.5 million. Operating earnings from television stations decreased 83.1% to $1.0 million compared to $5.9 million.

    Telecommunications

    Revenue from telecommunications decreased 5.4% to $33.8 million from $35.8 million due to lower prices and service disconnections. Operating earnings from telecommunications decreased 43.3% to $4.9 million compared to $8.7 million due to lower revenues and a change in product mix as well as increased operating costs associated with the enterprise business.

    Printing Services

    Revenue from printing services decreased 3.9% to $17.3 million from $18.0 million. Operating earnings from printing services increased to $0.6 million compared to a loss of $0.7 million resulting from the ongoing successful strategic transition back to the core printing business and a continued emphasis on strict cost control.

    Other

    Revenue for "Other" of $11.1 million increased 8.6% compared to revenue of $10.2 million. For the third quarter 2005, "Other" operating earnings increased to $1.1 million from $0.5 million.

    Stock Repurchase Program

    During the third quarter 2005, the Company repurchased 677,431 shares of its class A common stock. Through the third quarter year-to-date, the Company has repurchased 2,161,295 class A shares.

    Fourth Quarter 2005 Guidance

    For the fourth quarter of 2005, Journal Communications currently anticipates revenue to be between $186 million and $191 million and net earnings to be between $14 million and $17 million, including an estimated after-tax charge for facility shut-down-related costs due to Hurricane Katrina of between $1.7 million - $2.0 million.

    Webcast of Conference Call

    A live webcast of the third quarter 2005 conference call will be accessible through www.journalcommunications.com/investors beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on these sites today through November 1. To access the call, dial 888-396-2356 (domestic) or 617-847-8709 (international) at least 10 minutes prior to the scheduled 10 a.m. CT start. The access code for the conference call is 82451750. Replays of the conference call will be available October 18 through October 20. To hear the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The access code for the replay is 57974432.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 90 community newspapers and shoppers in eight states. We own and operate 38 radio stations and seven television stations in 11 states and operate an additional television station under a local marketing agreement. We also have signed an agreement with Emmis Communications Corporation to purchase three additional television stations located in Omaha, Tucson and Fort Myers, Florida. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services - including printing for publications, professional journals and documentation material - as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

    Tables Follow


                     Journal Communications, Inc.
            Consolidated Statements of Earnings (unaudited)
    (dollars in thousands, except for shares and per-share amounts)

                                       Third Quarter  (A)
                                     -----------------------
                                        2005        2004     % Change
                                     ----------- ----------- ---------

Continuing Operations:
Revenue:
  Publishing                            $81,909     $81,502       0.5
  Broadcasting                           40,512      43,958      (7.8)
  Telecommunications                     33,826      35,766      (5.4)
  Printing services                      17,256      17,955      (3.9)
  Other                                  11,085      10,206       8.6
                                     ----------- -----------
Total revenue                           184,588     189,387      (2.5)

Operating costs and expenses:
  Publishing                             40,928      40,152       1.9
  Broadcasting                           18,725      17,912       4.5
  Telecommunications                     21,280      20,880       1.9
  Printing services                      14,562      15,987      (8.9)
  Other                                   9,547       8,552      11.6
                                     ----------- -----------
Total operating costs and expenses      105,042     103,483       1.5

Selling and administrative expenses      55,358      54,635       1.3
                                     ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                               160,400     158,118       1.4
                                     ----------- -----------

Operating earnings                       24,188      31,269     (22.6)

Other income and expense:
  Interest income and dividends               4         102
  Interest expense                         (713)       (573)
                                     ----------- -----------
Total other income and expense             (709)       (471)

Earnings from continuing operations
 before income taxes                     23,479      30,798     (23.8)

Provision for income taxes                9,486      12,334     (23.1)
                                     ----------- -----------

Earnings from continuing operations      13,993      18,464     (24.2)

Gain from discontinued operations,
 net of applicable tax expense of
 $1, $481, $3,062 and $1,559,
 respectively                                 3         757
                                     ----------- -----------

Net earnings                            $13,996     $19,221     (27.2)
                                     =========== ===========

Weighted average number of shares:
  Basic                              70,492,873  72,207,434
  Diluted                            74,960,980  76,661,794

Earnings per share:
  Basic:
    Continuing operations                 $0.19       $0.25     (24.0)
    Discontinued operations                  --        0.01
                                     ----------- -----------
    Net earnings                          $0.19       $0.26     (26.9)
                                     =========== ===========

  Diluted:
    Continuing operations                 $0.19       $0.24     (20.8)
    Discontinued operations                  --        0.01
                                     ----------- -----------
    Net earnings                          $0.19       $0.25     (24.0)
                                     =========== ===========


                                       Three Quarters  (B)
                                     -----------------------
                                        2005        2004     % Change
                                     ----------- ----------- ---------

Continuing Operations:
Revenue:
  Publishing                           $245,231    $241,772       1.4
  Broadcasting                          120,629     120,847      (0.2)
  Telecommunications                    107,403     108,127      (0.7)
  Printing services                      53,644      57,146      (6.1)
  Other                                  33,839      32,649       3.6
                                     ----------- -----------
Total revenue                           560,746     560,541       0.0

Operating costs and expenses:
  Publishing                            123,084     119,042       3.4
  Broadcasting                           54,176      49,398       9.7
  Telecommunications                     65,161      62,184       4.8
  Printing services                      45,633      49,906      (8.6)
  Other                                  28,867      27,096       6.5
                                     ----------- -----------
Total operating costs and expenses      316,921     307,626       3.0

Selling and administrative expenses     167,791     162,671       3.1
                                     ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                               484,712     470,297       3.1
                                     ----------- -----------

Operating earnings                       76,034      90,244     (15.7)

Other income and expense:
  Interest income and dividends             262         239
  Interest expense                       (1,835)     (1,575)
                                     ----------- -----------
Total other income and expense           (1,573)     (1,336)

Earnings from continuing operations
 before income taxes                     74,461      88,908     (16.2)

Provision for income taxes               29,777      35,610     (16.4)
                                     ----------- -----------

Earnings from continuing operations      44,684      53,298     (16.2)

Gain from discontinued operations,
 net of applicable tax expense of
 $1, $481, $3,062 and $1,559,
 respectively                             4,858       2,453
                                     ----------- -----------

Net earnings                            $49,542     $55,751     (11.1)
                                     =========== ===========

Weighted average number of shares:
  Basic                              71,424,811  73,173,951
  Diluted                            75,892,074  77,629,351

Earnings per share:
  Basic:
    Continuing operations                 $0.60       $0.71     (15.5)
    Discontinued operations                0.07        0.03
                                     ----------- -----------
    Net earnings                          $0.67       $0.74      (9.5)
                                     =========== ===========

  Diluted:
    Continuing operations                 $0.59       $0.69     (14.5)
    Discontinued operations                0.06        0.03
                                     ----------- -----------
    Net earnings                          $0.65       $0.72      (9.7)
                                     =========== ===========


(A)  2005 third quarter:  June 27, 2005 to September 25, 2005.
     2004 third quarter:  June 28, 2004 to September 26, 2004.
(B) 2005 three quarters: December 27, 2004 to September 25, 2005. 2004 three quarters: January 1, 2004 to September 26, 2004.


                     Journal Communications, Inc.
                          Segment Information
                        (dollars in thousands)

                                       Third Quarter (A)
                                           (unaudited)
                                     -----------------------
                                        2005        2004     % Change
                                     ----------- ----------- ---------
Revenue
-------
Publishing                              $81,909     $81,502       0.5
Broadcasting                             40,512      43,958      (7.8)
Telecommunications                       33,826      35,766      (5.4)
Printing services                        17,256      17,955      (3.9)
Other                                    11,085      10,206       8.6
                                     ----------- -----------
                                       $184,588    $189,387      (2.5)
                                     =========== ===========

Operating earnings
------------------
Publishing                              $10,407     $10,991      (5.3)
Broadcasting                              7,221      11,842     (39.0)
Telecommunications                        4,909       8,653     (43.3)
Printing services                           584        (672)      N/A
Other                                     1,067         455     134.5
                                     ----------- -----------
                                        $24,188     $31,269     (22.6)
                                     =========== ===========

Depreciation and amortization
-----------------------------
Publishing                               $3,618      $3,678      (1.6)
Broadcasting                              2,178       1,793      21.5
Telecommunications                        4,340       4,302       0.9
Printing services                           482         573     (15.9)
Other                                       194         215      (9.8)
                                     ----------- -----------
                                        $10,812     $10,561       2.4
                                     =========== ===========


                                       Three Quarters (B)
                                           (unaudited)
                                     -----------------------
                                        2005        2004     % Change
                                     ----------- ----------- ---------
Revenue
-------
Publishing                             $245,231    $241,772       1.4
Broadcasting                            120,629     120,847      (0.2)
Telecommunications                      107,403     108,127      (0.7)
Printing services                        53,644      57,146      (6.1)
Other                                    33,839      32,649       3.6
                                     ----------- -----------
                                       $560,746    $560,541       0.0
                                     =========== ===========

Operating earnings
------------------
Publishing                              $32,229     $32,651      (1.3)
Broadcasting                             21,525      29,418     (26.8)
Telecommunications                       19,343      26,486     (27.0)
Printing services                         1,364        (355)      N/A
Other                                     1,573       2,044     (23.0)
                                     ----------- -----------
                                        $76,034     $90,244     (15.7)
                                     =========== ===========

Depreciation and amortization
-----------------------------
Publishing                              $10,805     $11,575      (6.7)
Broadcasting                              6,554       6,052       8.3
Telecommunications                       13,697      12,993       5.4
Printing services                         1,582       1,753      (9.8)
Other                                       578         636      (9.1)
                                     ----------- -----------
                                        $33,216     $33,009       0.6
                                     =========== ===========


(A)  2005 third quarter:  June 27, 2005 to September 25, 2005.
     2004 third quarter:  June 28, 2004 to September 26, 2004.
(B) 2005 three quarters: December 27, 2004 to September 25, 2005. 2004 three quarters: January 1, 2004 to September 26, 2004.


                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)

Publishing revenue by category:
-------------------------------

                                     Third Quarter of 2005  (A)
                              ----------------------------------------
                                              Community
                                  Daily       Newspapers
                                Newspaper     & Shoppers       Total
                              ------------  ------------  ------------

Advertising revenue:
  Retail                          $19,801       $13,627       $33,428
  Classified                       17,310         2,841        20,151
  General                           2,318            --         2,318
  Other                             6,265           353         6,618
                              ------------  ------------  ------------
Total advertising revenue          45,694        16,821        62,515
Circulation revenue                10,553           711        11,264
Other revenue                       1,206         6,924         8,130
                              ------------  ------------  ------------
Total revenue                     $57,453       $24,456       $81,909
                              ============  ============  ============


                                     Third Quarter of 2004 (B)
                              ----------------------------------------
                                              Community
                                  Daily       Newspapers
                                Newspaper     & Shoppers       Total
                              ------------  ------------  ------------

Advertising revenue:
  Retail                          $19,769       $13,865       $33,634
  Classified                       17,104         2,428        19,532
  General                           2,525            --         2,525
  Other                             5,482           416         5,898
                              ------------  ------------  ------------
Total advertising revenue          44,880        16,709        61,589
Circulation revenue                10,893           771        11,664
Other revenue                         982         7,267         8,249
                              ------------  ------------  ------------
Total revenue                     $56,755       $24,747       $81,502
                              ============  ============  ============


                                % Change      % Change      % Change
                                  Daily          CN&S         Total
                              ------------  ------------  ------------

Advertising revenue:
  Retail                              0.2          (1.7)         (0.6)
  Classified                          1.2          17.0           3.2
  General                            (8.2)           --          (8.2)
  Other                              14.3         (15.1)         12.2
Total advertising revenue             1.8           0.7           1.5
Circulation revenue                  (3.1)         (7.8)         (3.4)
Other revenue                        22.8          (4.7)         (1.4)
Total revenue                         1.2          (1.2)          0.5


                                     Three Quarters of 2005  (C)
                              ----------------------------------------
                                              Community
                                  Daily       Newspapers
                                Newspaper     & Shoppers       Total
                              ------------  ------------  ------------

Advertising revenue:
  Retail                          $59,477       $41,277      $100,754
  Classified                       50,167         7,427        57,594
  General                           7,931            --         7,931
  Other                            17,694         1,395        19,089
                              ------------  ------------  ------------
Total advertising revenue         135,269        50,099       185,368
Circulation revenue                31,423         2,165        33,588
Other revenue                       4,823        21,452        26,275
                              ------------  ------------  ------------
Total revenue                    $171,515       $73,716      $245,231
                              ============  ============  ============


                                     Three Quarters of 2004 (D)
                              ----------------------------------------
                                              Community
                                  Daily       Newspapers
                                Newspaper     & Shoppers       Total
                              ------------  ------------  ------------

Advertising revenue:
  Retail                          $59,073       $41,444      $100,517
  Classified                       48,822         6,906        55,728
  General                           8,503            --         8,503
  Other                            14,999         1,480        16,479
                              ------------  ------------  ------------
Total advertising revenue         131,397        49,830       181,227
Circulation revenue                32,330         2,169        34,499
Other revenue                       4,305        21,741        26,046
                              ------------  ------------  ------------
Total revenue                    $168,032       $73,740      $241,772
                              ============  ============  ============


                                % Change      % Change      % Change
                                  Daily          CN&S         Total
                              ------------  ------------  ------------

Advertising revenue:
  Retail                              0.7          (0.4)          0.2
  Classified                          2.8           7.5           3.3
  General                            (6.7)           --          (6.7)
  Other                              18.0          (5.7)         15.8
Total advertising revenue             2.9           0.5           2.3
Circulation revenue                  (2.8)         (0.2)         (2.6)
Other revenue                        12.0          (1.3)          0.9
Total revenue                         2.1          (0.0)          1.4


(A)  2005 third quarter:  June 27, 2005 to September 25, 2005.
(B)  2004 third quarter:  June 28, 2004 to September 26, 2004.
(C)  2005 three quarters:  December 27, 2004 to September 25, 2005.
(D)  2004 three quarters:  January 1, 2004 to September 26, 2004.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                        Third Quarter (A)
                                     -----------------------
                                        2005        2004     % Change
                                     ----------- ----------- ---------
Advertising linage (inches):

Full run
  Retail                                172,145     178,625      (3.6)
  Classified                            208,167     225,015      (7.5)
  General                                 9,303      11,793     (21.1)
                                     ----------- -----------
Total full run                          389,615     415,433      (6.2)
Part run                                 45,778      50,929     (10.1)
                                     ----------- -----------
Total advertising linage                435,393     466,362      (6.6)
                                     =========== ===========

Preprint pieces (in thousands)          215,526     192,895      11.7
                                     =========== ===========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------

Full pages of advertising:
  Community newspapers                   23,981      25,586      (6.3)
  Shoppers and specialty products        27,354      27,949      (2.1)
                                     ----------- -----------
Total full pages of advertising          51,335      53,535      (4.1)
                                     =========== ===========

Revenue per page                        $296.61     $280.98       5.6
                                     =========== ===========


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                       Three Quarters (B)
                                     -----------------------
                                        2005        2004     % Change
                                     ----------- ----------- ---------
Advertising linage (inches):

Full run
  Retail                                516,148     525,055      (1.7)
  Classified                            602,205     649,910      (7.3)
  General                                34,046      40,141     (15.2)
                                     ----------- -----------
Total full run                        1,152,399   1,215,106      (5.2)
Part run                                126,107     121,471       3.8
                                     ----------- -----------
Total advertising linage              1,278,506   1,336,577      (4.3)
                                     =========== ===========

Preprint pieces (in thousands)          637,163     566,643      12.4
                                     =========== ===========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------

Full pages of advertising:
  Community newspapers                   68,645      74,956      (8.4)
  Shoppers and specialty products        81,665      81,557       0.1
                                     ----------- -----------
Total full pages of advertising         150,310     156,513      (4.0)
                                     =========== ===========

Revenue per page                        $297.57     $283.53       5.0
                                     =========== ===========


(A)  2005 third quarter:  June 27, 2005 to September 25, 2005.
     2004 third quarter:  June 28, 2004 to September 26, 2004.
(B) 2005 three quarters: December 27, 2004 to September 25, 2005. 2004 three quarters: January 1, 2004 to September 26, 2004.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.


                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                             Third Quarter (A)    Three Quarters  (B)
                           --------------------- ---------------------
                                2005       2004       2005       2004
                           ---------- ---------- ---------- ----------

Net earnings                 $13,996    $19,221    $49,542    $55,751
Gain from discontinued
 operations, net                  (3)      (757)    (4,858)    (2,453)
Total other expenses, net        709        471      1,573      1,336
Provision for income taxes     9,486     12,334     29,777     35,610
Depreciation                  10,493     10,368     32,241     31,904
Amortization                     319        193        975      1,105
                           ---------- ---------- ---------- ----------
EBITDA                       $35,000    $41,830   $109,250   $123,253
                           ========== ========== ========== ==========


(A)  2005 third quarter:  June 27, 2005 to September 25, 2005.
     2004 third quarter:  June 28, 2004 to September 26, 2004.
(B) 2005 three quarters: December 27, 2004 to September 25, 2005. 2004 three quarters: January 1, 2004 to September 26, 2004.

We believe that EBITDA is relevant and useful because it helps improve our investors' ability to understand our operating performance and makes it easier to compare our results with other companies that have different financing and capital structures or tax rates. We use EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. Our lenders use EBITDA as one of the measures of our ability to service our debt. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows measures from operating performance as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.


                     Journal Communications, Inc.
                 Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                          (unaudited)
                                         September 25,   December 26,
                                             2005             2004
                                         -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents                    $8,191          $6,374
  Receivables, net                             86,632          89,690
  Inventories, net                              9,548          10,450
  Prepaid expenses                             11,622          13,302
  Deferred income taxes                         8,676           8,903
  Investment in preferred stock                    --           4,394
  Current assets of discontinued
   operations                                      --          11,672
                                         -------------   -------------
Total current assets                          124,669         144,785
Property and equipment, net                   289,467         297,405
Goodwill                                      136,102         136,286
Broadcast licenses                            140,046         140,046
Other intangible assets, net                   13,731          14,753
Prepaid pension costs                          19,211          23,787
Other assets                                   32,775           8,565
Non-current assets of discontinued
 operations                                       314           8,892
                                         -------------   -------------
Total assets                                 $756,315        $774,519
                                         =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $33,487         $39,239
  Accrued compensation                         21,183          22,364
  Deferred revenue                             20,028          20,255
  Accrued employee benefits                    11,552          10,171
  Other current liabilities                    14,236          12,518
  Current liabilities of discontinued
   operations                                   1,112           7,273
  Current portion of long-term
   liabilities                                  3,652           3,600
                                         -------------   -------------
Total current liabilities                     105,250         115,420
Accrued employee benefits                      18,863          17,839
Long-term notes payable to banks               63,655          70,310
Deferred income taxes                          63,692          64,491
Other long-term liabilities                    14,784          16,964
Shareholders' equity                          490,071         489,495
                                         -------------   -------------
Total liabilities and shareholders'
 equity                                      $756,315        $774,519
                                         =============   =============


    CONTACT: Journal Communications, Inc.
             Sara Leuchter Wilkins (Investor Relations), 414-224-2633 swilkins@journalcommunications.com